Exhibit 99.1

Bentley Park 2 Holland Way Exeter, NH 03833-2937 Tel: 603.658.6100 Fax: 603.658.6101/6102 www.bentleypharm.com	News Release

FOR IMMEDIATE RELEASE	Contact: Sharon Merrill Associates Jim Buckley Executive Vice President 617.542.5300 bnt@investorrelations.com
Bentley Pharmaceuticals Notifies NYSE of Intention to Delist
Common Stock
     EXETER, NH, July 8, 2008 — Bentley Pharmaceuticals, Inc. (NYSE: BNT) (“Bentley” or the “Company”) announced today that it notified the New York Stock Exchange (the “NYSE”) of its intent to delist its common stock, par value $0.02 per share, from the NYSE immediately following the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 31, 2008, by and among Bentley, Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) (“Teva”) and Beryllium Merger Corporation (the “Merger Agreement”).
     As a result of the merger, Bentley’s common stock will cease to be publicly traded and each outstanding share of the Company’s common stock will be converted into the right to receive approximately $14.82 in cash. If the Merger Agreement is approved by Bentley’s stockholders at the special meeting, which has been scheduled for Tuesday, July 22, 2008, and the other closing conditions are satisfied or waived in accordance with the Merger Agreement, the proposed acquisition is expected to close on July 22 or as soon as administratively practical after that. The affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote on the matter will be necessary to approve the merger.
About Bentley
     Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on generic pharmaceutical products. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API. For more information about Bentley, please visit www.bentleypharm.com.

     On October 23, 2007, the Company announced its plan to distribute to its existing stockholders, on a pro rata basis, all of the shares of common stock of CPEX Pharmaceuticals, Inc., the Company’s drug delivery division. On March 31, 2008, Bentley announced that it had entered into an agreement to be acquired by Teva. As one of the conditions to the consummation of the acquisition, on June 30, 2008, Bentley completed the spin-off of its drug delivery business as an independent company known as CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX). As a result of the spin-off, Bentley now contains only its generic pharmaceutical operations, which will be entirely acquired by Teva through a merger of its wholly owned subsidiary, Beryllium Merger Corporation, with and into Bentley.
Important Information
     In connection with the proposed merger, Bentley has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement, which has been mailed to Bentley’s stockholders. The proxy statement contains information about Bentley, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Bentley by mail, stockholders may obtain the proxy statement, as well as other filings containing information about Bentley, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Bentley’s website www.bentleypharm.com or by directing such request to Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, NH 03833, Attention: Richard Lindsay, Chief Financial Officer.
     Bentley and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Bentley’s directors and executive officers is available in Bentley’s 2007 Annual Report on Form 10-K, as amended, which was filed with the SEC on March 17, 2008 and amended on April 29, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials, which have been filed with the SEC.
Bentley’s Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
     This press release contains forward looking statements, including, without limitation, statements regarding the merger transaction entered into between Bentley and Teva. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: approval of the proposed merger transaction by the stockholders of Bentley and other uncertainties detailed under “Risk Factors” in Bentley’s 2007 Annual Report on Form 10-K, as amended, and its other subsequent periodic reports filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.

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